U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES ACT OF 1934

LORAN CONNECTION CORP.

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(Exact name of Registrant as specified in its charter)

NEVADA ------------- (State of incorporation or organization)	26-3106763 ---------------- (IRS Employer Identification Number)

190 Dzerjinskogo St., Ovidiopol Odesska obl., Ukraine ------------------------------ (Address of principal executive offices)	67801 ---------- (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class             Name of each exchange of which

to be so registered             each class is to be registered

Not Applicable                       Not Applicable

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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  [   ]

If this form relates to the registration of a class of securities pursuant to section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  [ X ]

Securities Act registration statement file number to which this form relates:  333-124632 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $0.001

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Item 1.  Description of Registrant’s Securities to be Registered.

The description of securities contained in the Registrant’s Registration Statement on Form S-1, as amended, filed with the commission (File 333-159517) is incorporated by reference into this registration statement.

Item 2.  Exhibits

Exhibit

Number          Description

  3.1           Articles of Incorporation *

  3.2           By-Laws *

  5.1           Legal opinion of Dean Law Corp., with consent to use *

 10.1           Advertising Agreement *

 23.1           Consent of Seale and Beers, (PCAOB Registered) *

* filed as an exhibit to our S-1 filing dated May 28, 2009

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 15, 2010	Loran Connection Corp. By: /s/ Larysa Dekhtyaruk ------------------------------ Larysa Dekhtyaruk President and CEO